EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-257159 and No. 333-271807) and Form S-8 (No. 333-266504) of Cadiz Inc. of our report dated March 28, 2024 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 28, 2024